UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 9, 2020

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01 OTHER EVENTS

Private Note Offering

On November 9, 2020, Interface, Inc. (the “Company”) issued a press release announcing the commencement of a proposed nonpublic offering of $300,000,000 aggregate principal amount of its senior unsecured notes due 2028 (the “Notes”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is filed pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes will be offered and sold only to persons reasonably believed to be "qualified institutional buyers" in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Neither this Current Report on Form 8-K nor the press release constitute an offer to sell or a solicitation of an offer to purchase any securities of the Company.

Planned Third Amendment to Credit Facility

As previously reported, the Company as borrower, certain of its wholly-owned foreign subsidiaries as co-borrowers, its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto are parties to that certain Second Amended and Restated Syndicated Facility Agreement, as amended (the “Credit Facility”). The Credit Facility provides for a $300 million multicurrency revolving credit facility as well as term loans. As of October 4, 2020, the Company had outstanding $562.3 million of term loan borrowing and $23.7 million of revolving loan borrowings under the Credit Facility, and had $1.6 million in letters of credit outstanding under the Credit Facility.

The Company currently expects to enter into a third amendment to the Credit Facility with the Administrative Agent and lenders (the “Third Amendment”). Among other things, the Third Amendment is expected to extend the maturity of the Credit Facility to 2025, and modify certain financial and restrictive covenants. The maximum revolving loan borrowing amount is not expected to change. While the Company expects to enter into the Third Amendment in the short term, the Third Amendment has not been completed.
* * * *
This report contains statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this report include any related to the projected completion or closing of any transactions reported herein. Such transactions may not be completed, or may not be completed on the terms or timeline currently expected by the Company, due to various risks and uncertainties, including risks and uncertainties associated with the ongoing COVID-19 pandemic and the economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, as supplemented by the additional or updated risk factors included in Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions or the occurrence of unanticipated events or changes over time.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc. dated November 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: November 9, 2020